                                                                      Exhibit 12


AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                            Nine Months Ended                                  Years Ended
                                              September 30,                                    December 31,
                                            -----------------  ---------------------------------------------------------------------
(Millions)                                        2000             1999           1998             1997          1996           1995
------------------------------------------------------------------------------------------------------------------------------------
     Pretax income from
         continuing operations              $     870.0        $ 1,224.2     $   1,408.3     $   1,511.2     $   338.7     $   726.2
     Add back fixed charges                       336.7            399.5           358.5           321.9         245.1         187.0
     Minority interest                             14.0             17.5            10.7            14.7          16.4          16.1
------------------------------------------------------------------------------------------------------------------------------------

         Income as adjusted                 $   1,220.7        $ 1,641.2     $   1,777.5     $   1,847.8     $   600.2     $   929.3
====================================================================================================================================

     Fixed charges:
         Interest on indebtedness (1)       $     230.4        $   279.4     $     250.9     $     235.8     $   168.3     $   115.9
         Portion of rents representative
             of interest factor                   106.4            120.1           107.6            86.1          76.8          71.1
------------------------------------------------------------------------------------------------------------------------------------

         Total fixed charges                $     336.8        $   399.5     $     358.5     $     321.9     $   245.1     $   187.0
====================================================================================================================================

        Preferred stock dividend
             requirements                           -               52.1            92.2            92.4          41.1           -
------------------------------------------------------------------------------------------------------------------------------------
        Total combined fixed charges
         and preferred stock dividend
         requirements                       $     336.8        $   451.6     $     450.7     $     414.3     $   286.2     $   187.0
====================================================================================================================================

        Ratio of earnings to fixed
         charges                                   3.62             4.11             4.96            5.74         2.45          4.97
====================================================================================================================================

        Ratio of earnings to combined
         fixed charges and preferred
         stock dividends                           3.62             3.63             3.94            4.46         2.10          4.97
====================================================================================================================================


(1) Includes the dividends paid to preferred shareholders of a subsidiary. (Refer to Note 13 of Notes to Consolidated Financial Statements in the Company's Exhibit 13 of the 1999 Form 10-K.)






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


                                                          Exhibit 12 (Continued)
AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS




                                               Nine Months Ended                             Years Ended
                                                 September 30,                               December 31,
                                               -----------------    ----------------------------------------------------------
(Millions)                                            2000               1999             1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------
      Pretax income from
          continuing operations                 $     942.5         $   1,017.3     $   1,162.7     $   1,505.2     $   335.0
      Add back fixed charges                          322.0               396.5           354.3           318.1         243.8
      Minority interest                                16.0                17.2            10.8            15.7          16.4
------------------------------------------------------------------------------------------------------------------------------

          Income as adjusted                    $   1,280.5         $   1,431.0     $   1,527.8     $   1,839.0     $   595.2
==============================================================================================================================

      Fixed charges:
          Interest on indebtedness (2)          $     230.4         $     279.4     $     250.9     $     234.0     $   168.3
          Portion of rents representative
              of interest factor                       91.7               117.1           103.4            84.1          75.5
------------------------------------------------------------------------------------------------------------------------------

          Total fixed charges                   $     322.1         $     396.5     $     354.3     $     318.1     $   243.8
==============================================================================================================================

      Preferred stock dividend
          requirements                                  -                   -               -               -             -
------------------------------------------------------------------------------------------------------------------------------
      Total combined fixed charges
        and preferred stock dividend
      requirements                              $     322.1         $     396.5     $     354.3     $     318.1     $   243.8
==============================================================================================================================

      Ratio of earnings to fixed
          charges                                      3.98                3.61            4.31            5.78          2.44
==============================================================================================================================

      Ratio of earnings to combined
          fixed charges and preferred
          stock dividends                              3.98                3.61            4.31            5.78          2.44
==============================================================================================================================

(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (Refer to Note 12 of Notes to Consolidated Financial Statements in the Company's Exhibit 13 of the 1999 Form 10-K.)

(2) Includes the dividends paid to preferred shareholders of a subsidiary. (Refer to Note 13 of Notes to Consolidated Financial Statements in the Company's Exhibit 13 of the 1999 Form 10-K.)










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